Exhibit 99.2

  PETRO RIVER OIL CORP. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Consolidated Financial Statements

The Horizon Purchase Agreement

On December 1, 2015, the Company entered into a conditional purchase agreement with Horizon. The agreement was amended and restated on May 3, 2016 (the “Purchase Agreement”). Under the terms of the Purchase Agreement, the Company acquired (i) assignment of Horizon’s 20% membership interest in Horizon Energy Partners, LLC ("Horizon Energy"); (ii) an assignment or novation of the promissory notes receivable held by Horizon to the Company at the time of closing; (iii) the release of the funds held in escrow; and (iv) certain bank, investment and other accounts maintained by Horizon, in an amount which, together with the amounts issued under the Petro Note and the Closing Proceeds, total not less than $5.0 million (collectively, the "Purchased Assets"). The consideration for the Purchased Assets is 11,564,249 shares of the Company’s common stock, $0.0001 par value, which shares shall be issued to Horizon on the Closing Date.

As a result of the Purchase Agreement, the Company acquired 100% of the member units of Horizon and consequently, control of the business and operations of Horizon.

The following unaudited pro forma consolidated financial statements of Petro River Oil Corp. and Subsidiaries, (the “Company” or “Petro”) and Horizon I Investments, LLC (“Horizon”) are provided to show the financial aspects of the proposed consolidated entity on a non-generally accepted accounting principle basis.

The unaudited pro forma combined financial information should be read in conjunction with the Registrant’s audited financial statements as of and for the year ended April 30, 2015 which are included in its April 30, 2015 Annual Report on Form 10-K. The financial information of the Registrant is filed together with this Unaudited Pro Forma Condensed Combined Financial Statements on Form 8-K. The unaudited pro forma consolidated statement of operations for the nine months ended January 31, 2016 of the Company have been combined with the period from October 22, 2015 (Inception) to December 31, 2015 historical statements of operations of Horizon from an annual pro forma consolidated statement of operations is not presented as the inception of Horizon was October 22, 2015.

The unaudited pro forma combined statements of operations for the nine months ended January 31, 2016 assumes that the Purchase Agreement was consummated at the beginning of the period presented.

The unaudited pro forma consolidated balance sheet combines the historical balance sheets of the Company as of January 31, 2016 and Horizon as of December 31, 2015.

The pro forma is presented as if the below transaction was accounted for as an acquisition under common control. All assets and liabilities were merged into the Company at their carrying values.

The unaudited Pro Forma Consolidated Financial Statements are presented for illustrative purposes only and do not purport to represent what our financial position or results of operations would have been if the transactions had occurred as presented, or to project our financial position or results of operations for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the transactions and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited Pro Forma Consolidated Financial Statements have been made.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

Unaudited Pro Forma Financial Information

The unaudited pro forma combined balance sheet as of January 31, 2016 combines the unaudited balance sheet of the Registrant as of January 31, 2016 and the unaudited balance sheet of Horizon as of December 31, 2015 and assumes that the Exchange was consummated on January 31, 2016.

The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what our financial position or results of operations would have been had the Exchange occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Exchange.

PETRO RIVER CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

	Petro River Oil Corp. As of January 31, 2016	Horizon I Investments, LLC As of December 31, 2015	Combined As of January 31, 2016	Pro Forma Adjustments DR (CR)		#	Pro Forma Consolidated As of January 31, 2016

Assets
Current Assets:
Cash and cash equivalents	$1,324,288	$3,383,447	$4,707,735		$690,000	4	$4,647,735
					(750,000)	5
Certificate of deposit - restricted	125,00	-	125,000				125,000
Cash in escrow	-	690,000	690,000		(690,000)	4	-
Accounts receivable - oil and gas	8,044	-	8,044				8,044
Accounts receivable - related party	5,980,339	-	5,980,339				5,980,339
Accrued interest on notes receivable - related party	44,095	-	44,095				44,095
Note receivable from PTRC	-	750,000	750,000		(750,000)	3	-
Real estate - held for sale	3,282,292	-	3,282,292				3,282,292
Prepaid expenses and other current assets	45,964	-	45,964				45,964
Prepaid oil and gas asset development costs	735,798	-	735,798				735,798
Total Current Assets	11,545,820	4,823,447	16,369,267		(1,500,000)		14,869,267

Oil and gas assets, full cost method
Costs subject to amortization, net	690,420	-	690,420				690,420
Costs not being amortized, net	100,000	-	100,000				100,000
Property, plant and equipment, net of accumulated depreciation
of $308,032	2,532	-	2,532				2,532
Intangible assets, net of accumulated amortization of $110,632	2,113,054	-	2,113,054				2,113,054
Notes receivable - related party	16,348,000	-	16,348,000				16,348,000
Other assets	28,132	-	26,132				28,132
Investment in Horizon Energy Partners, LLC	-	688,000	688,000				688,000
Total Other Assets	19,282,138	688,000	19,970,138		-		19,970,138
Total Assets	$30,827,958	$5,511,447	$36,339,405		$(1,500,000)		$34,839,405

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$137,028	$-	$137,028	$			$137,028
Accrued income tax liability	1,330,755	-	1,330,755				1,330,755
Deposits on real estate sales	363,750	-	363,750				363,750
Escrow deposits payable	-	690,000	690,000		(690,000)	4	-
Notes payable Horizon	1,500,000	-	1,500,000		750,000	3	-
					750,000	5
Asset retirement obligations, current portion	541,959	-	541,959				541,959
Total Current Liabilities	3,873,492	690,000	4,563,492		810,000		2,373,492

Long-term liabilities:
Asset retirement obligations, net of current portion	216,964	-	216,964				216,964
Total Long-term Liabilities	216,964	-	216,964		-		216,964

Total Liabilities	4,090,456	690,000	4,780,456		810,000		2,590,456

The accompanying notes are an integral part of these pro forma consolidated financial statements.

PETRO RIVER CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Commitments and contingencies

Equity:
Preferred shares - 5,000,000 authorized; par value $0.00001; 0 shares issued and outstanding	-	-	-			-
Preferred B shares - 29,500 authorized; par value $0.00001; 0 shares issued and outstanding	-	-	-			-
Common shares - 100,000,000 authorized; par value $0.00001; 4,263,671 issued and outstanding	43	-	43	116	1	159
Members' equity	-	4,876,000	4,876,000	(4,876,000)	1	-
Additional paid-in capital	38,749,173	-	38,749,173	5,565,884	1,4	44,260,504
				(54,553)	2
Accumulated deficit	(24,268,505)	(54,553)	(24,323,058)	54,553	2	(24,268,505)
Total Petro River Oil Corp. Equity	14,480,711	4,821,447	19,302,158	690,000		19,992,158
Non-controlling interest	12,256,791	-	12,256,791			12,256,791
Total Equity	26,737,502	4,821,447	31,558,949	690,000		32,248,949
Total Liabilities and Equity	$30,827,958	$5,511,447	$36,339,405	$1,500,000		$34,839,405

The accompanying notes are an integral part of these pro forma consolidated financial statements.

1	Issuance of the share consideration of 11,564,250 shares of Company's common stock to Horizon;

2	Reclassification of Horizon's accumulated deficit as additional pain-in capital upon consummation of the Horizon transaction.

3	Cancellation of the promissory note payable to Horizon from the Company of $750,000;

4	To record release of cash of $690,000 from escrow at closing;

5	To eliminate the advance from Horizon to the Company in 2016.

PETRO RIVER CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Petro River Oil Corp. For the Nine Month Ended	Horizon I Investments, LLC For the Period from October 22, 2015(Inception) through	Pro-Forma Consolidation For the Nine Months Ended
January 31, 2016	December 31, 2015	January 31, 2016

REVENUES
Oil and natural gas sales	$72,723	$-	$72,723
Sales of real estate	23,701,524	-	23,701,524
Total Revenues	23,774,247	-	23,774,247

OPERATING EXPENSES:
Cost of revenue - sales of real estate	13,463,025	-	13,463,025
Lease operating expenses	328,457	-	328,457
Depreciation, depletion and accretion	149,218	-	149,218
Amortization of intangibles	90,339	-	90,339
Gain on sale of equipment	(5,519)	-	(5,519)
Loss on sale of oil and gas assets	7,519,460	-	7,519,460
Impairment of oil and gas assets	6,870,613	-	6,870,613
General & administrative	2,483,990	54,553	2,538,543
Total Operating Expenses	30,899,583	54,553	30,954,136

Operating Loss	(7,125,336)	(54,553)	(7,179,889)

Other Income	46,719	-	46,719

Net Loss Before Income Tax Provision	(7,078,617)	(54,553)	(7,133,170)

Income Tax Provision	1,330,755	-	1,330,755

Net Loss	(8,409,372)	(54,553)	(8,463,925)

Net Loss Attributable to Non-controlling Interest	(791,353)	-	(791,353)

Net Loss Attributable to Petro River Oil Corp. and Subsidiaries	$(7,618,019)	$-	$(7,672,572)

Net loss per common share - basic & diluted	$(1.79)	$(0.48)

Weighted average common shares outstanding - basic & diluted	4,259,687	15,823,936	1

The accompanying notes are an integral part of these pro forma consolidated financial statements.

1
The pro forma weighted average number of shares outstanding includes the weighted average shares outstanding of Petro River for the nine months ended January 31, 2016 of 4,259,687 and the weighted average shares outstanding of Horizon for the period from October 22, 2015 (inception) through December 31, 2015 of 11,564,250.